                                                                     EXHIBIT G-7


            EXTERNAL DEBT OF CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC
                     (FORMERLY RELIANT ENERGY, INCORPORATED)
                           AMOUNTS AS OF JUNE 28, 2002


===============================================================================================================
                             PRINCIPAL AMOUNT                  MATURITY            RATINGS
    TYPE OF SECURITY          (IN MILLIONS)       RATE           DATE            MOODY'S/S&P         CUSIP
===============================================================================================================
  First Mortgage Bonds          $102.442          9.15%         3/15/21            A3/BBB+         442164 BL2
---------------------------------------------------------------------------------------------------------------
  First Mortgage Bonds            62.275          8.75%         3/01/22            A3/BBB+         442164 BM0
---------------------------------------------------------------------------------------------------------------
  First Mortgage Bonds           250.000          7.75%         3/15/23            A3/BBB+         442164 BP3
---------------------------------------------------------------------------------------------------------------
  First Mortgage Bonds           200.000          7.75%         7/01/23            A3/BBB+         442164 BQ1
---------------------------------------------------------------------------------------------------------------
          Total                 $614.717
---------------------------------------------------------------------------------------------------------------

In addition to these four series of bonds, CenterPoint Energy Houston Electric, LLC has nine additional series of First Mortgage Bonds aggregating $546.5 million that are held by bond trustees as collateral for an equal principal amount of debt on which CenterPoint Energy, Inc. (the corporate parent of CenterPoint Energy Houston Electric, LLC) is the obligor.

                    EXTERNAL DEBT OF CENTERPOINT ENERGY, INC.
                           AMOUNTS AS OF JUNE 28, 2002

SERIES OF TAXABLE DEBT

At the time of the restructuring previously described, CenterPoint Energy, Inc. will expressly assume and become the primary obligor with respect to the following indebtedness. Such assumption is required by the terms of the applicable indentures.

==============================================================================================================================
                               PRINCIPAL AMOUNT                                          RATINGS                 OBLIGOR WHEN
     TYPE OF SECURITY            (IN MILLIONS)      RATE   COLLATERAL  MATURITY DATE   MOODY'S/S&P     CUSIP       ISSUED(1)
==============================================================================================================================
  Debentures                      $  100.00         7.875%    None       07/01/02        Baa1/BBB   442161 AD 7       HII
------------------------------------------------------------------------------------------------------------------------------
  ZENS                             1,000.00(2)       (2)      None       09/15/29        Baa3/BBB   15189T 20 6       REI
------------------------------------------------------------------------------------------------------------------------------
  Medium Term Notes, Series C        150.00         6.500%    (3)        04/21/03        A3/BBB+    442164 BT 5       HL&P
------------------------------------------------------------------------------------------------------------------------------
           Total                  $1,250.00
------------------------------------------------------------------------------------------------------------------------------

(1)  HII        = Houston Industries Incorporated
     REI        = Reliant Energy, Incorporated
     HL&P       = Houston Lighting & Power Company
(2)  $0.29125 per ZENS (or 2% per year on principal amount of $1 billion)
     plus "pass-through" of AOL common stock dividend
(3) A series of First Mortgage Bonds issued by CenterPoint Energy Houston Electric, LLC with an interest rate that exceeds the interest rate on the related medium-term notes and a maturity date that is subsequent to the maturity date of the related medium-term notes.
--------------------------------------------------------------------------------

SERIES OF TAX-EXEMPT DEBT

At the time of the restructuring previously described, CenterPoint Energy, Inc. will expressly assume installment payment obligations relating to the following series of pollution control bonds. Such assumption is required by the terms of the applicable installment payment agreements.

                           PRINCIPAL                                                                                      OBLIGOR
                            AMOUNT                                        MATURITY       RATINGS                           WHEN
ISSUER(1)     SERIES     (IN MILLIONS)     RATE    COLLATERAL  INSURER      DATE       MOODY'S/S&P          CUSIP         ISSUED(2)
------------------------------------------------------------------------------------------------------------------------------------
Brazos         1992A       $43.820        6.700%      (3)       AMBAC     03/01/17       Aaa/AAA         106214 CF 4       HL&P
------------------------------------------------------------------------------------------------------------------------------------
Matagorda      1992A        56.095        6.700%      (3)       AMBAC     03/01/27       Aaa/AAA         57652T AE 7       HL&P
------------------------------------------------------------------------------------------------------------------------------------
Brazos         1992B        33.470        6.375%      (3)       MBIA      04/01/12       Aaa/AAA         106214 CU 1       HL&P
------------------------------------------------------------------------------------------------------------------------------------
Gulf Coast     1992A        12.100        6.375%      (3)       MBIA      04/01/12       Aaa/AAA         401905 AF 1       HL&P
------------------------------------------------------------------------------------------------------------------------------------
Brazos         1993         83.565        5.600%      (3)       MBIA      12/01/17       Aaa/AAA         106214 DM 8       HL&P
------------------------------------------------------------------------------------------------------------------------------------
Gulf Coast     1993         16.600        4.900%      (3)       MBIA      12/01/03       Aaa/AAA         401905 AH 7       HL&P
------------------------------------------------------------------------------------------------------------------------------------
Brazos         1995         91.945        5.800%      (3)       MBIA      08/01/15       Aaa/AAA         106214 DN 6       HL&P
------------------------------------------------------------------------------------------------------------------------------------
Matagorda      1995         58.905        5.800%      (3)       MBIA      10/15/15       Aaa/AAA         57652T AG 2       HL&P
------------------------------------------------------------------------------------------------------------------------------------
Brazos         1997         50.000        5.050%      None      AMBAC     11/01/18       Aaa/AAA         106214 DX 4       HL&P
------------------------------------------------------------------------------------------------------------------------------------
Matagorda      1997         68.000        5.125%      None      AMBAC     11/01/28       Aaa/AAA         57652T AV 9       HL&P
------------------------------------------------------------------------------------------------------------------------------------
Matagorda      1998A        29.685        5.250%      None      MBIA      11/01/29       Aaa/AAA         57652T AL 1       HII
------------------------------------------------------------------------------------------------------------------------------------
Matagorda      1998B        75.000        5.150%      None      MBIA      11/01/29       Aaa/AAA         57652T AM 9       HII
------------------------------------------------------------------------------------------------------------------------------------
Brazos         1998A       100.000        5.125%      None      AMBAC     05/01/19       Aaa/AAA         106214 DQ 9       HII
------------------------------------------------------------------------------------------------------------------------------------
Brazos         1998B        90.000        5.125%      None      AMBAC     11/01/20       Aaa/AAA         106214 DR 7       HII
------------------------------------------------------------------------------------------------------------------------------------
Brazos         1998C       100.000        5.125%      None      AMBAC     05/01/19       Aaa/AAA         106214 DS 5       HII
------------------------------------------------------------------------------------------------------------------------------------
Brazos         1998D        68.700        4.900%      None      MBIA      10/01/15       Aaa/AAA         106214 DW 6       HII
------------------------------------------------------------------------------------------------------------------------------------
Gulf Coast     1999         19.200        4.700%      None      AMBAC     01/01/11       Aaa/AAA         401905 BK 9       HII
------------------------------------------------------------------------------------------------------------------------------------
Matagorda      1999A       100.000        5.250%      None      AMBAC     06/01/26       Aaa/AAA         57652T AW 7       HII
------------------------------------------------------------------------------------------------------------------------------------
Brazos         1999A       100.000        5.375%      None                04/01/19       Baa1/BBB        106214 DY 2       HII
------------------------------------------------------------------------------------------------------------------------------------
Matagorda      1999B        70.315        5.950%      None                05/01/30       Baa1/BBB        57652T AY 3       REI
------------------------------------------------------------------------------------------------------------------------------------
Brazos         1999B       100.000        5.200%      None                12/01/18       Baa1/BBB        106214 DZ 9       REI
------------------------------------------------------------------------------------------------------------------------------------
Matagorda      1999C        75.000        5.200%      None                05/01/29       Baa1/BBB        57652T AZ 0       REI
------------------------------------------------------------------------------------------------------------------------------------
       Total            $1,442.400
------------------------------------------------------------------------------------------------------------------------------------

(1)  Brazos     = Brazos River Authority
     Matagorda  = Matagorda County Navigation District Number One
     Gulf Coast = Gulf Coast Waste Disposal Authority
(2)  HL&P       = Houston Lighting & Power Company
     HII        = Houston Industries Incorporated
     REI        = Reliant Energy, Incorporated
(3) A series of First Mortgage Bonds issued by CenterPoint Energy Houston Electric, LLC with an interest rate that equals or exceeds the rate on the pollution control bonds and a maturity date that matches or is subsequent to the maturity date of the related pollution control bonds.
--------------------------------------------------------------------------------


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